Exhibit 23.2








                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41773) of AMF Bowling, Inc. of our report dated June 28, 1996, appearing on page 64 of this Form 10K.



PricewaterhouseCoopers LLP

Virginia Beach, Virginia
March 17, 1999